SECURITIES AND EXCHANGE COMMISSION



                       WASHINGTON, D.C. 20549

             __________________________________________


                              FORM 8-K
                           CURRENT REPORT


                  Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934



Date of Report                                May 12, 1994
(Date of Earliest Event Reported)



                 COLUMBIA/HCA HEALTHCARE CORPORATION
       (Exact name of Registrant as specified in its Charter)


                              DELAWARE
                      (State of Incorporation)




 001-11239                                            75-2497104
(Commission                                        (I.R.S. Employer
File Number)                                       Identification No.)





201 West Main Street, Louisville, Kentucky              40202
(Address of principal executive offices)              (Zip Code)





                           (502) 572-2000
        (Registrant's telephone number, including area code)

TEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT



        (a) On May 12, 1994, the Audit Committee of the Board of Directors of Columbia/HCA Healthcare Corporation (the "Company") reviewed proposals from two independent accounting firms to provide audit services. The Audit Committee then selected Ernst & Young to serve as the Company's new principal independent accountants and discontinued its client-auditor relationship with Coopers & Lybrand.

        The Company did not contact Ernst & Young during the Company's two most recent fiscal years, or any subsequent interim period regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a disagreement. Prior to its engagement, Ernst & Young was neither asked for, nor has it expressed any opinion on any accounting issues concerning the Company.

        (b) There were no disagreements with Coopers & Lybrand during the fiscal years ended December 31, 1992 and December 31, 1993, or any subsequent interim period, on any matters involving accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        (c) The reports of Coopers & Lybrand for the fiscal years ended December 31, 1992 and December 31, 1993, or any subsequent interim period did not contain an adverse opinion, disclaimer of opinion, qualification, or modification as to uncertainty, audit scope or accounting principles.

        (d) Coopers & Lybrand has furnished to the Company a letter, dated May 13, 1994 addressed to the Securities and Exchange Commission, as required by Item 304 of Regulation 8-K, stating that it agrees with the statements made by the registrant herein. A copy of the letter is being filed as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        The following exhibits are filed herewith:

        Exhibit 16 - Coopers & Lybrand's letter to the Securities and Exchange Commission dated May 13, 1994.

                              SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



COLUMBIA/HCA HEALTHCARE CORPORATION

STEPHEN T. BRAUN
Senior Vice President and
General Counsel

DATED:  May 16, 1994